Exhibit 10.7

WOODLANDS BUSINESS PARK
CHARLOTTE, NORTH CAROLINA

STANDARD INDUSTRIAL
LEASE AGREEMENT

By and Between

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY as Landlord and GENERAL PARCEL SERVICES, INC.
as Tenant

INDEX

Section                                          Page
1. 	 Demise of Premises                            3
2.   Condition of Premises                         3
3.   Term                                          3
4.   Rent                                          3
5.   Common Areas                                  5
6. 	 Use of Premises                               5
7.   Rules and Regulations                         5
8. 	 Compliance with Laws                          5
9.   Hazardous Materials                           5
10. 	Alterations                                   5
11.  Maintenance and Repairs                       6
12.  Right of Entry                                6
13.  Utilities                                     6
14.  Assignment and Subletting                     6
15.	 Landlord's Lien                               6
16.  General Public Liability, Indemnification
     and Insurance                                 6
17.  Indemnification                               7
18.  Waiver of Subrogation                         7
19.  Damage or Destruction                         7
20.  Condemnation                                  8
21. 	Default and Remedies                          8
22. 	Interest on Past Due Amounts                  8
23. 	Security Deposit                              8
24. 	Default by Landlord                           9
25.  Legal Proceedings                             9
26. 	Notices 	                                     9
27. 	Quiet Possession                              9
28. 	Subordination and Atonement                   9
29. 	Estoppel Certificates                        10
30. 	Landlord's Liability                         10
31. 	Brokerage                                    10
32. 	Surrender of Premises                        10
33.  Holdover                                     10
34.  Severability                                 10
35. 	Interpretation                               10
36. 	Incorporation of Prior Agreements;
     Modifications.                               11
37. 	Waivers 	                                    11
38. 	No Recordation                               11
39.  Binding Effect, Choice of Law                11
40.  Corporate Authority; Partnership Authority   11
41.  Joint and Several Liability                  11
42.  Force Majeure                                11
43.  Execution of Lease                           11
44.  Covenants and Conditions                     11
45. 	 Submission of Lease                         11
46.  Additional Provisions                        11

             EXHIBITS AND ADDENDA

Exhibit A - Legal Description of Land for Building
Exhibit B - Drawing of Project Showing Location of Premises
Exhibit C - Rules and Regulations
Exhibit D - Form Estoppel Certificate
Exhibit E - Landlord's Work
Lease Guaranty
Rider

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this 30 day of July, 1996 by and between THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY, an Landlord lord") and GENERAL PARCEL SERVICES, INC.
a(n) Florida corporation ("Tenant").

1. Demise of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rent, and upon all of the conditions contained herein certain premises (the "Premises") located in Woodlands Business Park in Charlotte, North Carolina (the "Project"), the land on which the Building is constructed being described by metes and bounds in Exhibit A. The Premises, containing approximately 50,000 square feet, is known as Building # XL, (the Building") and has an address 3700- A Woodpark Boulevard, charlotte, North Carolina 28206, and its location within the Project is as shown on the drawing attached hereto as Exhibit B.

2. Condition of Premises. Tenant accepts the Premises in its "as is" condition as of the execution of this Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

3. Term.

A. Term. The term (the "Term") of this Lease shall be for a period of five years commencing September 1, 1996 (the
"Commencement Date") and expiring August 31,2001 (the
"Expiration Date"), unless sooner terminated pursuant to any provision hereof.

B. Delay in Occupancy. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except that the Commencement Date shall be delayed until possession of the Premises is delivered to Tenant and the Term shall be extended for a period equal to the delay in the delivery of the Premises, plus the number of days necessary to end the term on the last day of a month. If Landlord fails to deliver possession of the Premises to Tenant within ninety (90) days of the Commencement Date specified in Section 3.1 above, through no fault or delay on the part of Tenant, Tenant may cancel this Lease by written notice to Landlord within ten (10) days of the expiration of such ninety (90) day period, in which event this Lease and the obligations of the parties hereunder shall be terminated. If Tenant fails to give such notice within such ten (10) day period, Tenant's right to cancel this Lease shall expire and the Term shall commence upon delivery of possession of the Premises to Tenant. In the event of any delay hereunder Landlord and Tenant shall execute and deliver an amendment hereto setting forth the revised Commencement and Expiration Dates.

C. Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date. such occupancy shall be upon all of the terms and conditions contained herein but shall not advance the Expiration Date.

4. Rent.

A. Base Rent.  Tenant shall pay to Landlord as base rent (the
"Base Rent") Seven Hundred Seventy Five Thousand Two Hundred and
No/100 Dollars (S775,200,00) for the term, payable as follows:

1. One Hundred Fifty Five Thousand Forty ($155,040.00) per annum (Twelve Thousand Nine Hundred Twenty ($12,920.00) per month) for the period from September 1, 1996 through August 31, 2001;

B. Additional Rent. All charges due and payable by Tenant other than Base Rent are herein called "Additional Rent." The term
"Rent" shall mean Base Rent and Additional Rent.

C. Time and Manner of Payment. Payments of Rent are to be made to Landlord's authorized Agent, Childress Klein Properties, 2020-A Starita Road. Charlotte, North Carolina 28206, or as Landlord shall hereafter designate, Rent shall be due and payable upon in advance on the first (1st) day of each month. without offset. deduction or demand. The burden of proof of full payment shall be upon Tenant. Upon any termination of this Lease not resulting from Tenant's default, and after Tenant has vacated the Premises as required herein, an equitable adjustment shall be made as to all payments made by or due from Tenant.

D. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The amount of such costs are difficult to ascertain, and therefore on any rent payment not made within ten (10) days after it is due Tenant shall pay Landlord a late charge equal to fifteen percent (15%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

E. Proportionate Share. Tenant's "Proportionate Share" as used in this Lease shall be obtained by multiplying the expense in question by a fraction, the numerator of which shall be the square footage area of the Premises and the denominator of which shall be the square footage area of the Building. If a particular expense is incurred or charged to more than one building in the Project rather than solely to the Building, then, for the purposes of calculating Tenant's Proportionate Share with respect the Building, such multi-building expense shall be allocated to Building by multiplying the expense in question by a fraction, the numerator of which shall be the square footage of the Building and the denominator of which shall be the square footage area of the buildings for which the expense was incurred or otherwise allocated to, with the resulting number being used to calculate Tenant's Proportionate Share as to the Premises.

F. Real Property Taxes. Tenant shall pay monthly one-twelfth (1/12) of its Proportionate Share of annual Real Property Taxes in excess of $0.00 per square foot any calendar year, with the monthly Proportionate Share payments being paid in such amount as Landlord may reasonably estimate. If Tenant has overpaid or underpaid the actual amount due, the excess shall be credited against or added to Tenant's next payment due. A tax bill submitted by Landlord to Tenant shall be conclusive evidence of the amount of Real Property Taxes, as well as the items taxed. "Real Property Taxes" shall mean: 1. any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, government charge or tax imposed by any taxing authority against the Building or land upon which the Building is located; 2. any tax on the Landlord's right to receive, or the receipt of, rent or income from the Building or against Landlord's business of leasing the Building; 3. any tax, or charge, or assessment, or any assessment for repayment of bonds for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building by any governmental agency; 4. any charge or fee replacing any tax previously included within the definition of real property tax; and 5. any costs incurred by Landlord in contesting such Real Property Taxes. whether successful of not. Real Property Taxes does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes. Tenant shall pay when due all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.

G. Insurance. Landlord shall maintain such insurance on the Building as Landlord reasonably deems appropriate. Tenant shall pay monthly one-twelfth (1/12th) of its Proportionate Share of all premiums paid for such insurance in excess of $0.00 per square foot for any calendar year, with the monthly Proportionate Share payments being paid in such amount as Landlord may reasonably estimate. If the amount paid by Tenant toward insurance premiums exceeds or is less than the actual amount due, the excess shall be credited against or the amount underpaid shall be added to Tenant's next succeeding payment due under this Section. Insurance invoices submitted by Landlord to Tenant shall be conclusive evidence of the amount of the premiums as well as the items insured.

H. Common Expenses. Tenant shall pay monthly one-twelfth (1/12th) of its Proportionate Share of Common Expenses (as hereinafter defined) for any calendar year in such amount as Landlord may reasonably estimate. After each calendar year, Landlord shall deliver to Tenant a statement setting forth, in reasonable detail, the actual Common Expenses paid or incurred by Landlord during the preceding calendar year and Tenant's Proportionate Share thereof. If the amount paid by Tenant for Common Expenses exceeds or is less than Tenant's Proportionate Share as shown by the statement, the excess shall be credited against or the amount underpaid shall be added to Tenant's next payment due under this Section- In this Lease, "Common Expenses" shall mean all costs incurred by Landlord in repairing, maintaining and operating the Building and the Common Areas (other than (i) expenses recoverable under Sections 4.6 or 4.7 above and (ii) expenses incurred by Landlord in satisfying its obligations under Section 11.1 below). Common Expenses shall include, but are not limited to, the following: gardening and landscaping; electrical, gas, water and sewer service and maintenance, repair and replacement of the facilities providing the same, to the extent not separately metered to tenants of the Building; maintenance, repair and replacement of signs; premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; charges and assessments by the owners' association, if any Project; real property taxes with assessments levied on or attributable to the Common Areas and all improvements thereon; all personal property taxes and assessments levied on or attributable to the Common Areas and all improvements thereon; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas, the Building or the Project; straight-line depreciation on personal property owned by Landlord and consumed or used in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas or the Building; fees for required licenses and permits; repairing, replacing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable management fee.

5. Common Areas.

A. Common Areas. In this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not part of the Premises or the premises of other tenants. Landlord may from time to time change the size, location, nature and use of any of the Common Areas. Tenant acknowledges that such activities may result in occasional inconvenience and such activities and changes shall be expressly permitted if they do not materially affect Tenant's use of the Property.

B. Use of Common Areas. Tenant shall have the nonexclusive right (in common with all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's expressed or implied permission to abide by Landlord's rules and regulations.
 Tenant shall not, at any time, interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas.

C. Vehicle Parking. Tenant shall be entitled to use the vehicle parking spaces in the Project allocated to Tenant without paying any additional rent. Tenant's parking, other than for the loading dock(s) adjacent to the Premises, shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked in any area within the Project or on the adjacent public streets except for the loading dock(s) adjacent to the Premises. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking.

D. Common Area Maintenance. Landlord shall maintain the Common Areas in good order, condition and repair. Landlord's cost of such maintenance, repair and replacement shall be included as a Common Expense which is subject to proportionate reimbursement as provided in Section 4.9 above.

6. Use of Premises. Tenant shall use and occupy the Premises throughout the full Term for the purpose of General office, receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant only, and for no other use or purpose.

7. Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C, as well as all modifications thereof and additions thereto as are from time to time promulgated by Landlord (the "Rules and Regulations").

8. Compliance with Laws. Tenant covenants and agrees that it will observe and comply with all laws, orders, rules and regulations of any governmental authority relating to Tenant's use and occupancy of the Premises, and will not permit the Premises to be used for illegal purposes nor permit any nuisance to be created or maintained thereon.

9. Hazardous Materials. Tenant shall not store, use, generate, maintain or remove asbestos, PCB transformers, other toxic, hazardous or contaminated substances and underground storage tanks (collectively, "Hazardous Materials") in, on, about or from the Premises without the prior written consent of Landlord.
 In any event, during the term of this Lease, Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, County and City Governments and all departments thereof having jurisdiction over the Premises which are applicable to the presence, storage, use, generation, maintenance and removal of Hazardous Materials in, on or about the Premises.

10. Alterations. Tenant shall make no alterations, additions, replacements or improvements to the Premises without the express written consent of Landlord. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, by a contractor approved by Landlord. Tenant agrees that should it make any alterations, additions, replacements or improvements to the Premises, it will not be acting as agent or servant of in making any alterations and shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work on the Premises. Landlord may elect to record and post notices of non-responsibility on the Premises,

11. Maintenance and Repairs.

 A. Landlord's Obligations. Except for any repairs occasioned by the act or omission of Tenant, Tenant's agents, employees, contractors, licensees or invitees, which repairs shall be the responsibility of Tenant, Landlord shall maintain in good repair the roof, foundations and structural walls of the Premises, not including doors and windows. Landlord shall not be obligated to make any repairs until notified in writing by Tenant, and Landlord shall then have a reasonable period of time to make such repairs. Landlord shall not be liable for any damage or loss occasioned by Landlord's failure to repair the Premises unless it shall have failed to make such repair within a reasonable time following written notice from Tenant of the need for such repair.

B. Tenant's Obligations. Tenant shall at its own expense keep and maintain in good order, condition and repair the entire Premises, other than those portions for which Landlord shall be responsible as set out above, including, without limitation, interior walls, floors, ceiling, heating and air conditioning, electrical, and plumbing. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. Maintenance and repairs of all improvements made by Tenant shall be the sole responsibility of Tenant. Tenant shall keep the Premises and adjacent grounds, including loading docks and parking lots, alongside of and in the vicinity of same in a good, clean, and sanitary condition and appearance.

If Tenant fails to maintain and repair the Premises, Landlord may, on ten (1O) days' prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand.

12. Right of Entry. Landlord, and its agents or other representatives, shall have the right to enter into and upon the Premises or any part thereof at all reasonable times for the purpose of examining the same, making repairs or alterations, or showing the Premises to prospective purchasers of the Building. Tenant agrees at any time within six (6) calendar months before the expiration of this Lease to allow Landlord to enter upon the Premises and to affix upon any suitable part thereof notice for reletting same, and that Tenant will not remove same and will permit all persons authorized by Landlord to view said Premises at reasonable times.

13. Utilities. All heat, electric current, gas, garbage, or special fees, metering charges, sprinkler fees or bonds, or utility charges of any nature used on the Premises shall be paid for by Tenant. Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for rental abatement in whole or in part

14. Assignment and Subletting. No portion of the Premises or of tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant or any change in controlling interest of Tenant, without Landlord's prior written consent. Any attempted transfer without consent shall be void and shall constitute a breach of this Lease. No transfer permitted hereunder shall release Tenant or change Tenant's primary liability to pay the Rent. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Lease. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.

15. Landlord's Lein. To secure the payment Of Tenant and the performance of Tenant's other obligations hereunder, Tenant hereby grants Landlord a first priority security interest (pursuant to the Uniform Commercial Code of North Carolina) in all the inventory, furniture, fixtures, equipment and other personal property of Tenant in or about the Premises or that may be placed therein during the Term. No fixtures or personal property of Tenant shall be removed from the Premises after the occurrence of a default under this Lease, unless Landlord gives its specific prior written consent. Tenant appoints Landlord its attorney-in-fact to execute any financing statements and other instruments necessary to perfect the security interest granted herein and to carry out the terms of this paragraph. Upon the occurrence of an event of default by Tenant under this Lease, Landlord shall have the option, in addition to any other remedies provided herein or by law, to enter upon the Premises with or without the permission of Tenant and take possession of any and all personal property of Tenant situated on the Premises without liability for trespass or conversion and to enforce the security interest hereby granted in any manner provided by law or equity.

16. General Public Liability, Indemnification and Insurance.

(A).	Except to the extent Tenant is released from liability in
paragraph 16(C), Tenant shall be responsible for, shall insure against, and shall indemnify Landlord, its employees and agents and hold them harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Premises and Tenant hereby releases Landlord, its employees and agents from any and all liability for the same. Tenant's obligation to indemnify Landlord, its employees and agents hereunder shall include the duty to pay all costs of defense against any claims asserted by reason of such loss, damage or injury, including any judgments, settlements, costs, fees and expenses, and attorneys' fees, incurred in connection therewith.

(B).	Tenant shall at all times during the term of this Lease
carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with a minimum combined single limit for bodily injury of $1,000,000 per occurrence and an annual aggregate limit (solely applicable to the Premises) of $2,000,000, and insuring against any and all liability for which Tenant is responsible hereunder. Such insurance policy or policies shall name Landlord as an additional insured. Tenant shall furnish Landlord with certificates evidencing such insurance which certificate shall state that the insurer will endeavor to provide ten (10) days prior written notice of policy cancellation to Landlord. Should Tenant fail to carry such insurance and to furnish Landlord with certificates of insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

(C). Landlord shall be responsible for, shall have the obligation to insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities of the Building and the walks, driveways, parking lot and landscaped areas adjacent the Building Landlord will supply certificates of insurance evidencing such insurance at Tenant's written request.

17. Indemnification. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from. (a) Tenant's use of the Premises; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant's obligations under this Lease, (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or emissions of Tenant, its agents, employees, visitors, and business invitees. Tenant shall defend Landlord against any such costs, claims or liabilities at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim.
As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

18. Waiver of Subrogation. Landlord and Tenant agree, provided that such agreement does not invalidate or prejudice any policy of insurance, that, in the event the Premises or the fixtures, leasehold improvements, furniture, equipments, or merchandise therein, are damaged or destroyed by fire or other casualty which is covered by insurance of either the Landlord or the Tenant the rights of either party, if any, against the other, or against the employees, agents, or licensees of any party with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any party, are hereby waived to the extent of the coverage of said insurance Landlord and Tenant agree further that all policies of fire, extended coverage, business interruption, all risk or other insurance covering the Premises, or the contents, fixtures, equipment and improvements thereon, shall, if obtainable, contain a clause or endorsement providing in substance that the insurance shall not be prejudiced by virtue of this waiver. Any additional premiums on account thereof shall be paid by the party benefited.

19. Damage or Destruction.

A). Partial Damage to Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the damage can be completely repaired within ninety (90) days from the date of such damage and the cost of such repairs do not exceed fifty percent of the value of the Premises, Landlord shall repair the damage as soon as reasonably possible. Otherwise, Landlord may elect either to (a) repair the damage as soon as reasonably possible, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether
Landlord elects to repair the damage or terminate the lease. If the damage to the Premises occurs during the last six (6) months after the Lease terminates, and if such damage or destruction is not the result of the act or omission of Tenant, Landlord or Tenant may elect to terminate this Lease.

B. Total or Substantial Destruction. If the Premises is totally or substantially destroyed by any cause whatsoever, or if the Premises is in a building which is substantially destroyed (even though the Premises is not totally or substantially destroyed), this lease shall terminate as of the date the destruction occurred. However, if the Premises can be rebuilt within one
(1) year after the date of destruction, Landlord may elect to rebuild the Premises at Landlord's own expense, in which case, this Lease shall remain in full force and effect- Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction.

C. Temporary Reduction of Rent. If the Premises is totally or substantially destroyed, or if the Premises is damaged through no fault of Tenant's, and the Premises is repaired pursuant to the provisions of this Article, rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. Tenant shall not be entitled to any other compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

20. Condemnation. If all or any portion of the Premises is taken through eminent domain or sold under threat of such taking (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises for the amount of its interest in the Premises, (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord the remainder of such award. whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise.

21. Default and Remedies.

A. Defaults.  Tenant shall be in material default under this
Lease:

If Tenant abandons or vacates the Premises;

If Tenant fails to pay rent or any other charge as and when due,

If Tenant fails to perform any of Tenant's other obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion.

If Tenant makes a general assignment or general arrangement for the benefit of creditors; if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty
(30) days.

B. Remedies. On the occurrence of any default by Tenant, Landlord may, at any time thereafter. with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

1. Terminate Tenant's right to Possession of the Premises, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (a) the worth at the time of the court award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (b) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (d) such other amounts as are necessary to compensate Landlord for the detriment caused by Tenant's failure to perform its obligations under the Lease, including, but not limited to, the cost of recovering possession of the Premises, expenses of relenting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used above, the "worth at the time of the court award" is computed by allowing interest on unpaid amounts at the rate of twelve (12%) per annum, or such lesser amount as may then be the maximum lawful rate;

2. Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies tinder this Lease, including the right to recover the rent as it becomes due hereunder;

3. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

22. Interest on Past Due Amounts. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount, in addition to any late charges due under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

23. Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount of Twelve Nine Hundred Twenty and No/100 Dollars ($12920.00). Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

24. Default by Landlord. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord. Landlord shall not be in default under this Lease unless Landlord fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

25. Legal Proceedings. Should this Lease or the parties' obligations hereunder be the subject of litigation between Landlord and Tenant, it is expressly agreed that the prevailing party will have its reasonable legal fees, costs and expenses reimbursed by the other party.

26. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified or registered mail, return receipt requested, or sent by Federal Express or other recognized delivery service.
Notices shall be effective upon delivery or attempted delivery in accordance with this Section. Notices to Landlord and Tenant shall be addressed as follows:

TENANT:  To the Premises or to
General Parcel Services- Inc.
8923 Western Way
Jacksonville.  Florida 32256
Attention:	E. Hoke Smith, Jr.

LANDLORD:
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
c/o Childress Klein Properties
One First Union Center, Suite 2800
Charlotte, North Carolina 28202-6021
Attention: Industrial Division

with a copy to:
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street, P.O. Box 7818
Fort Wayne, Indiana 46801
Attention: Asset Manager--industrial Properties

Either party may change its notice address upon written notice to the other party.

27. Quiet Possession. Upon paying the Rent and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all of the provisions of this Lease.

28. Subordination and Attornment.

(A). Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quite possession of the Premises during the Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or date of recording thereof.

B. Attornment. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

C. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request. Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attomey-in-fact of Tenant to execute and deliver any such ins instrument or document.

D. Mortgagee Protection. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise). of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the terms provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

29. Estoppel Certificates. Upon Landlord's written request, Tenant shall execute. acknowledge and deliver to Landlord a written statement in substantially the form attached hereto as Exhibit D. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Landlord, such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

30. Landlord's Liabilities. The obligations of the Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, joint ventures, directors, officers. shareholders or beneficial owners of the Landlord, and Tenant shall look solely to the Building and to no other assets of the Landlord for satisfaction of any liability in respect to this Lease. Tenant will not seek recourse against Landlord or such individuals or entities or such other assets for such satisfaction. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee, by actual transfer or appropriate credits, all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

31. Brokerage. This Lease has been negotiated through the agency (ies) of Tribek Properties, who represents General Parcel Services, Inc. and Childress Klein Properties, who represents Landlord, and Tenant warrants and represents to Landlord that no other broker was involved with the leasing of the Premises or the negotiation of this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify and hold Landlord harmless against any other claims (including court costs and attorneys fees) for commissions by any other broker.

32. Surrender of Premises. Upon termination of the Lease, by expiration of term, or otherwise, Tenant shall redeliver to Landlord the Premises broom clean and in good order and condition, ordinary wear and tear excepted. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove and which Tenant has not removed shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease. Tenant shall remain liable for holdover rent until the Premises shall be returned in such order to Landlord.

33. Holdover. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent for such tenancy shall be two hundred percent (200%) of the Base Rent in effect at the expiration of the Lease.

34. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any pan thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

35. Interpretation. The captions of the Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the contest of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

36. Incorporation of Prior Agreements, Modifications. This Lease is the on only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

37. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

38. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded.

39. Binding Effect, Choice of Law. This Lease shall be binding upon any party who legally acquires any rights or interest in this Lease from Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenants successor are acquired in accordance with the ten-ns of this Lease. The laws of the State of North Carolina shall govern the validity, performance and enforcement of this Lease.

40. Corporate Authority, Partnership Authority. If Tenant is a corporation. each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. The withdrawal of a General Partner from the Partnership shall not relieve the General Partner from liability under this Lease and all general partners added to the Partnership shall be fully liable for the Partnership's obligations hereunder. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition.

41. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

42. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

43. Execution of Lease. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

44. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

45. Submission of Lease. The submission of this Lease to Tenant for examination does not constitute an offer to lease or a reservation of space. No agreement between Landlord and Tenant relating to the leasing of the Premises shall become effective or binding until executed by both parties and received by Tenant.

46. Additional Provisions.

IN WITNESS WHEREOF, the parties have hereunder executed the lease the day and year above written.

LANDLORD:
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Lincoln Investment Management, Inc.
Attorney-in-Fact
By: (Signed)
Joseph T. Putaseri
Vice President and Director
of Real Estate Management

Date:  July 30, 1996

TENANT:
GENERAL PARCEL SERVICES, INC.
By: (Signed)
Name: E. Hoke Smith, Jr.
Its:     President

Date:    June 19, 1996

INSERT EXHIBIT "A"

To Be Supplied

EXHIBIT C

Rules and Regulations

1. No sign, placard, picture, advertisement, name, or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice. any sign installed or displayed in violation of this rule. No awning shall be permitted on any part of the Premises.

2. Tenant shall not obstruct any sidewalks. entrances, or driveways of the Building. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building except to service any air conditioner or beating unit.

3. Landlord shall furnish Tenant, free of charge, with one key to the Premises. Tenant shall be responsible for rekeying the Premises upon occupancy and maintaining control over the keys. Upon the termination of its tenancy, Tenant shall deliver to Landlord the keys of all doors.

4. If Tenant requires telegraphic, telephonic, burglar alarm, or similar services, it shall first obtain and comply with Landlord's instructions in their installation.

5. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

6. The toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose of other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expenses of any breakage, stoppage, or damage resulting from the violation of this rule shall be home by the Tenant who, or whose employees or invitees, shall have caused same.

7. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

8. Tenant shall place garbage dumpsters in a location satisfactory to Landlord. Tenant shall store all of its trash and garbage within such dumpsters. Tenant shall not place in any dumpster any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.

9. Tenant shall not store, fabricate, maintain, or otherwise use the parking areas or driveway except as specifically provided herein.

10. Cars must be parked entirely within the stall lines painted on the ground. The speed limit shall be five (5) miles per hour. Parking is prohibited: (a) in areas not striped for parking, (b) in aisles, (c) where "no parking" signs are posted,
(d) on ramps, (e) in cross hatched areas, and (f) in such other areas as may be designed by Landlord as reserved for the exclusive use of others. Washing, waxing, cleaning, or servicing of any vehicle by anyone is prohibited.

11. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rule and Regulations against any or all of the tenants of the Building.

12. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of premises in the Project.

13. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time-to-time be needed for safety and security, for care and cleanliness of the Buildings, and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

14. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees, and guests.

EXHIBIT D

Form Estoppel Certificate

ESTOPPEL CERTIFICATE

To:

Re: Lease Agreement with The Lincoln National Life

Insurance Company for premises located in Woodlands Business
Park in Charlotte, North Carolina

Gentlemen:

The undersigned,               ,as Tenant ("Tenant") under that
certain Lease Agreement with The Lincoln National Life Insurance
Company as Landlord ("Landlord"), dated         ,

(the "Lease"), hereby ratifies the Lease and states, represents, warrants, and certifies as follows:

Tenant entered into occupancy of those premises in <project
name> (the "Project") containing approximately      square feet,
known as Building   , Space   , as more particularly identified
in the Lease (the "Premises"), on        ,19  , and is in full
and complete possession of the Premises.

All improvements, alterations or additions to the Premises to be made by Landlord, if any, have been completed to the satisfaction of Tenant. All contributions to be made by Landlord for improvements to the Premises, if any, have been paid in full to Tenant.

The term of the Lease commenced on       , 19  , and expires on
      , 19  .


The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way

by Tenant (except by agreement(s) dated     , 19  ), and the
Lease and such agreements, if any, represent the entire agreement between the parties with respect to the Premises,

Except as set forth in the Lease Tenant has no right or option to (i) extend the term of the Lease, (ii) lease additional space in the Project, or (iii) purchase the Project or any part thereof (except for base Rent in the amount of $ per year is currently due and payable under the Lease.

Tenant has paid a security deposit under the Lease to Landlord
in the amount of $      .

Base Rent for       , 19  , has been paid.

No rent under the Lease has been paid more than thirty (30) days in advance.

To Tenant's knowledge there is no existing default on the part of either Landlord or Tenant in any of the terms or conditions of the Lease, and no event has occurred which, with the passage of time or delivery of notice, or both, would constitute such a default.

To Tenant's knowledge all conditions and obligations under the Lease to be performed by Landlord have been performed and on this date Tenant has no existing defenses, counter-claims or offsets against the enforcement of the Lease by Landlord.

There are no actions, whether voluntary or, to its knowledge, otherwise, pending against Tenant (or any guarantor of Tenant's obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof.

Tenant has not caused contamination of the Premises by hazardous materials or toxic substances in violation of Environmental Laws and Tenant does not use, nor has Tenant disposed of any such materials or substances in violation of Environmental Laws.

Tenant hereby acknowledges and agrees that this certificate may be relied upon by Landlord and any purchaser, mortgagee or beneficiary under a deed of trust, and their respective successors and assigns.

Very Truly Yours,

By:

Title:

EXHIBIT E

Work Letter

Landlord is providing the space "as is".


CORPORATE GUARANTY OF LEASE

The undersigned, in consideration of the leasing of the premises described in the attached Lease to the Tenant therein mentioned, does hereby absolutely, unconditionally and irrevocably guarantee to Landlord the full and complete performance of all of Tenant's covenants and obligations under such Lease and the full payment by Tenant of all rentals, additional rentals and other charges and amounts required to be paid thereunder.

The undersigned does hereby waive all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or non-performance by Tenant. The undersigned further waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant. extended the time of performance by Tenant, modified or amended the Lease, released. returned or misapplied other collateral given later as additional security (including other guarantees) and released Tenant from the performance of its obligations under such Lease.

This Guarantee shall be binding upon the undersigned and its respective successor, successors in interest, representatives and assigns and shall continue in effect subsequent to any assignment of the Lease by Tenant or by operation of law.

IN WITNESS THEREOF, the undersigned has set its hand and seat this 19th day of June, 1996.

GENERAL PARCEL SERVICE, INC.
a Florida Corporation


By: (Signed)
Its: President



RIDER

Rider to this lease, Dated as of this 30th day of July , 19 , is made by and between The Lincoln National Life Insurance
Company (herein called "Landlord") and General Parcel Services,
Inc. (hereinafter called "Tenant").

RENT ABATEMENT

Provided Tenant faithfully performs all terms and conditions of this Lease during the term hereof, Tenant's obligation to pay base rent under this Lease shall be abated from July 1, 1996 through August 31, 1996 of the Lease term.

If Tenant at any time breaches any term or covenant required to be performed by Tenant under this Lease, Landlord may, in addition to all other rights or remedies it may have, rescind the abatement and receive all the base rent which Landlord would have otherwise received from Tenant had there been no period of abatement rent provided for hereunder as a result of any default by Tenant shall not be deemed to be a waiver of Landlord's right to so rescind on any subsequent default by Tenant.